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                                                                   EXHIBIT 10.32

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS AGREEMENT, initially made as of the 16th of October, 1995, is amended and restated as of the 29th day of April, 1999 (the "Effective Date"), by and between ANTEC CORPORATION, a Delaware corporation ("Company"), and Robert Stanzione ("Executive").

         WHEREAS, Company and Executive desire to modify their current contractual relationship;

         WHEREAS, Company recognizes Executive's knowledge and experience in its industry and business and Executive's desire to assure Executive's continued employment; and

         WHEREAS, Executive is desirous of serving Company on the terms herein provided, including those restricting Executive's ability to compete in the future;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1. EMPLOYMENT AND TERM. Company will employ Executive and Executive will work for Company in the Atlanta area as follows: Executive will serve as President and Chief Operating Officer for such portion of the remainder of 1999 as the Board of Directors of Company (the "Board") shall determine. Thereafter Executive will serve as President and Chief Executive Officer until Executive reaches the age of 65 or this agreement is terminated as provided in Section 5 (the "Termination Date"). As President and Chief Executive Officer, Executive will perform on a full-time basis the normal services of a chief executive officer, including without limitation, the assignment and review of tasks to be performed by the Chairman of the Board outside of meetings of the Board.

2. COMPENSATION. Company will pay Executive for the performance of Executive's duties as President and Chief Operating or Chief Executive Officer (a) a salary ("Base Compensation"), at the rate of $420,000 a year for the period January 1 to December 31, 1999, at the rate of $500,000 a year for the year 2000, and thereafter at the rate of at least $500,000 a year adjusted minimally for inflation since January 1, 2000 and any significant increase in the complexity of Company, and (b) a bonus ("Bonus") for each year and partial year in an amount determined by Company using such criteria as it deems fair and equitable, allowing up to 150% of planned Bonus for 1999 and 200% of planned Bonus for subsequent years for performance above target goals. The amount of the planned Bonus shall be 75% of total Base Compensation for the year or partial year for which the Bonus is being paid. Executive's Base Compensation shall be payable semi-monthly, and the Bonus shall be payable as soon after the end of each calendar year as it can be determined, but in any event within ninety (90) days thereafter.

3.       ADDITIONAL BENEFITS.

         (a) Executive will be entitled to participate in and receive benefits under any retirement plan, health plan, disability plan and life insurance plan or other similar executive benefit plan or arrangement (collectively "Benefit Plans") generally made available by Company from time to time to its senior executives. Company will not substantially reduce the aggregate amount it is currently incurring to provide Benefit Plans to Executive. Executive will be entitled to such other







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         benefits, including vacation, fringe benefits and expense reimbursement as generally made available by Company from time to time to its senior executives.

         (b) On the condition that prior to October 30, 2000, this Agreement has not been terminated either by Company with Good Cause (other then disability of Executive) or by Executive without Good Reason, Executive will be provided a supplemental pension equal to (i) the amount of pension he would have had under Company's defined benefit retirement plan and related excess benefit plan if period of Executive's service under those plans were tripled for all purposes including without limitation for purposes of eligibility for a pension, less (ii) the amount of pension to which Executive is entitled under Company's defined benefit retirement plan and related excess benefit plan. This additional benefit will be paid in accordance with the provisions of the excess benefit plan as they read on the Effective Date.

4. STOCK OPTIONS. Beginning with the year 2001, Executive will be granted each year options to purchase 100,000 to 160,000 shares of Company as determined by the Board or its Compensation Committee in its sole discretion. The number of shares will be appropriately adjusted for any change in the shares or extraordinary distributions. These options will be granted at the same time options are granted generally to other senior executives of Company. The exercise price of these options will be the market price of the shares at time of grant. The options will otherwise have terms similar to the terms of the option granted to Executive on April 29, 1999.

5.       TERMINATION OF AGREEMENT.

         (a) This Agreement may be terminated by Company by written notice to Executive only by adoption by the Board of Directors of a resolution approved by directors constituting a majority of all of the directors then holding office. The termination will not be effective until two years after written notice of termination is given Executive unless termination is for "Good Cause." "Good Cause" shall mean (i) Executive's conviction of any embezzlement or any felony involving fraud or breach of trust relating to the performance of Executive's duties for Company, (ii) Executive's willful engagement in gross misconduct in the performance of Executive's duties, (iii) Executive's death, or (iv) permanent disability which materially impairs Executive's performance of Executive's duties and qualifies Executive for full benefits under Company's long term disability insurance policy.

         (b) Executive may terminate this Agreement by giving Company written notice of termination. The termination will not be effective until two years after written notice is given Company unless termination is for "Good Reason." "Good Reason" shall exist if (i) Company continues in material breach of this Agreement for more than thirty (30) days after being notified in writing by Executive of such breach, provided Executive has given such notice to Company within thirty (30) days of first becoming aware of the facts constituting such breach, (ii) Company gives Executive a notice of termination without "Good Cause" as specified above, provided Executive terminates this Agreement within 30 days of receiving such notice, or (iii) a "Change of Control" occurs, and Executive's employment hereunder is terminated by Company other than for "Good Cause" or by Executive for any reason. A "Change of Control" shall mean any person, as such term is used in section 13(d) of and 14(d) of the Securities Exchange Act of 1934, amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) of securities of Company representing more than 25% of the combined voting power of Company's then outstanding voting securities.

         (c) If Executive terminates this Agreement and simultaneously therewith his employment by Company for good Reason, all of Executive's stock options outstanding and unexercised at the Termination Date (except for the option granted on February 10, 1998 which shall continue to




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         be governed by the terms of that option) shall become immediately and fully exercisable as of the Termination Date, and Company for a period of two years from such termination (the "Severance Period") shall continue to provide to Executive (a) his Base Compensation, at the rate most recently determined, (b) a Bonus for each fiscal year (and a pro rata amount for each partial year) in an amount equal to the most recent Bonus paid or payable to Executive prior to the Termination Date and (c) the Benefit Plans as provided by Section 3 (subject in the case of long-term disability to the availability of such coverage under Company's insurance policy).

         (d) The parties agree that the payments and benefits provided for in subsection (c) of this Section shall be deemed to constitute liquidated damages for Company's breach or constructive breach of this Agreement and payment for the non-competition provisions of this Agreement, and Company agrees that (i) Executive shall not be required to mitigate his damages by seeking other employment or otherwise, and (ii) Company's payments and other obligations under this Agreement shall not be reduced in any way by reason of any compensation received by Executive from sources other than Company after the Termination Date, except as otherwise expressly provided herein.

6. SPECIAL BONUS. On June 30, 2001, without regard to whether Executive is employed by Company or this Agreement has been terminated, provided that Executive prior thereto has not given Company notice of termination without Good Reason, Company will pay Executive a special bonus of $750,000.

7. NON-COMPETITION COVENANT. Executive agrees that throughout his employment hereunder and during the Severance Period he will not directly or indirectly, alone or as a member of partnership, association or joint venture or as an employee, officer, director or stockholder of any corporation or in any other capacity:

                     (a) engage in any activity which is competitive with the business of Company in the United States or in any foreign county in which Company is carrying on such business, provided that the foregoing provision shall not be deemed to prohibit Executive from purchasing for investment any securities or interest in any publicly-owned organization which is competitive with the business of Company so long as his investment in any such organization does not exceed one percent of its total equity; or

                     (b) solicit in connection with any activity which is competitive with Company, any customers or suppliers which he solicited on behalf of Company or on behalf of the business of Company.

8. TAXES. Company will timely pay to Executive the amount of any excise taxes imposed on Executive under Section 4999 of the Internal Revenue Code as currently written by reason of payments or benefits under the provisions of this Agreement, including this provision, and the amount of any federal and state income taxes imposed on Executive by reason of payments to Executive under this Section.





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9.       NOTICE. Any Notices given hereunder shall be in writing and shall be given by personal delivery or by certified or registered mail, return receipt requested, addressed to:

                     If to Company:                  If to Executive:

                     ANTEC Corporation               Current address in
                     11450 Technology Circle         the records of the
                     Duluth, Georgia 30097                     Company

         or such other address as shall be furnished in writing by one party to the other.

10. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision has been omitted.

11. ASSIGNMENT. Company's obligations hereunder shall be binding legal obligations of any successor to all or substantially all of Company's business by purchase, merger, consolidation or otherwise. Company may not sell or otherwise dispose of all or substantially all of its assets or merge or consolidate with any other entity without making adequate provision for its obligations hereunder. Except in accordance with foregoing, neither party may assign this Agreement, provided that upon Executive's death, this Agreement shall be binding upon and inure to the benefit of Executive's heirs, legatees and the legal representative of each.

12. APPLICABLE LAW. This Agreement shall be construed and interpreted pursuant to the laws of Georgia.

13. AMENDMENT. This Agreement may be amended only by a written document signed by both parties.

14. PRIOR AGREEMENTS. This Agreement supersedes any agreements relating to the option granted Executive on February 10, 1998 that are not set forth in that option.

15. LEGAL FEES. The prevailing party in any litigation concerning this Agreement shall be reimbursed by the party found to be in breach of this Agreement for all reasonable costs, including attorney fees, incurred by the prevailing party in enforcing this Agreement


         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.



ANTEC CORPORATION



By:
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Its:
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